                              STATE OF DELAWARE

                           CERTIFICATE OF FORMATION
                                      OF
                Oppenheimer Master Event-Linked Bond Fund, LLC
                         A Limited Liability Company

FIRST:     The name of the limited  liability company is:  Oppenheimer  Master
           Event-Linked Bond Fund, LLC.

SECOND:    The  registered  office of this  limited  liability  company in the
           State of  Delaware is located at  Corporation  Trust  Center,  1209
           Orange  Street,  Wilmington,   Delaware  19801.  The  name  of  its
           registered agent at such address is The Corporation Trust Company.

THIRD:     The name and business address of the Adviser is:

                  OppenheimerFunds, Inc.
                  Two World Financial Center
                  225 Liberty Street, 11th Floor
                  New York, New York 10281-1008

FOURTH:    This Certificate of Formation shall be effective upon filing.

IN  WITNESS  WHEREOF,  the  undersigned,  the  Adviser of  Oppenheimer  Master
Event-Linked  Bond Fund,  LLC, has executed,  signed,  and  acknowledged  this
Certificate of Formation this 25th day of April, 2008.

                                    OppenheimerFunds, Inc.

                                    By:   /s/Brian W. Wixted
                                       Name: Brian W. Wixted
                                       Title: Senior Vice President &
                                       Treasurer